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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      December 31, 1998
                                                --------------------------------

                          United Investors Realty Trust
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             (Exact Name of Registrant as Specified in its Charter)

            Texas                       001-13915             76-0265701
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(State or other jurisdiction of        (Commission            (IRS Employer
 incorporation or organization)        File Number)         Identification No.)

      5847 San Felipe, Suite 850
              Houston, TX                         77057
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(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:    (713) 781-2860
                                                      ----------------

                                      N.A.
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets

On December 31, 1998, United Investors Realty Trust (the "Registrant") acquired a portfolio of five neighborhood shopping centers in the Dallas/Fort Worth area. The properties were acquired from various partnerships, all of which are controlled by Today Realty Management, Inc., for consideration of approximately $24.5 million. The purchase was funded with approximately $17 million in assumed debt, $7.5 million from the Registrant's revolving line of credit, and 43,000 downREIT units. The assumed debt has a weighted average interest rate of 7.74 percent and the revolving line of credit has a one-year fixed rate of 6.7 percent. The downREIT units are convertible into REIT shares at $9.50 per unit. The properties have an aggregate gross leaseable area of over 460,000 square feet, of which the Registrant acquired approximately 282,000 square feet.

The Hurst property and the Garland property contain approximately 47,000 square feet and approximately 33,000 square feet, respectively and are approximately 96% and 94% leased, respectively.

The Registrant entered into master leases for the Richardson and Plano properties and has options to purchase the fee estate for each of these for one dollar each. The Richardson property contains approximately 117,000 square feet, of which approximately 62,000 square feet is owned and occupied by Albertson's Supermarkets. The remaining square footage is approximately 92% leased. The
Plano property contains approximately 144,000 square feet, of which approximately 62,000 is owned and operated by Albertson's Supermarkets. The remaining square footage is approximately 98% leased.

The Registrant purchased a 99% Limited Partnership interest in the Arlington property. The general partner has entered into a trust agreement pursuant to which it holds its 1% partnership interest in trust for the benefit of the Registrant. The Registrant also holds an option to purchase the fee estate of this Arlington property for one dollar. The property contains approximately 123,000 square feet, of which approximately 58,000 square feet is owned and occupied by Kroger. The remaining square footage is approximately 97% leased.

Item  7.  Financial Statements and Exhibits.

(a)       Financial Statements.

          It is impracticable to provide the required financial statements of the Properties at this time. The required financial statements of the Properties will be filed by amendment as soon as practicable, but not later than March 16, 1999.

(b)       ProForma Financial Information.

          It is impracticable to provide the required pro forma financial information for the Properties at this time. The required pro forma financial information of the Properties will be filed by amendment as soon as practicable, but not later than March 16, 1999.


(c)       Exhibits.

          It is  impracticable to  provide  the  required exhibits at this time.
          The  required  exhibits  will   be   filed  by  amendment  as soon  as
          practicable, but not later than March 16, 1999.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 15, 1999.



                          UNITED INVESTORS REALTY TRUST


                            By: /s/ R. Steven Hamner
                           -------------------------
                            R. Steven Hamner
                            Vice President, Chief Financial Officer